Exhibit 10.25

MARKETWATCH.COM, INC.

PEARSON INTERNATIONAL FINANCE LTD

FINANCIAL TIMES GROUP LIMITED

PEARSON INTERNET HOLDINGS BV

____________________
AGREEMENT
for the sale and purchase of
42,500 A Shares in
FINANCIAL TIMES MARKETWATCH.COM
(EUROPE) LIMITED
____________________

THIS AGREEMENT is made on November 16, 2001

BETWEEN

(1) MARKETWATCH.COM, INC. a company incorporated under the laws of Delaware and having its principal place of business at 825 Battery Street, San Francisco, California 94111 (the Seller);

(2) PEARSON INTERNATIONAL FINANCE LTD a company incorporated under the laws of England and Wales whose registered office is at 80 Strand, London, WC2R 0RL (the Buyer);

(3) FINANCIAL TIMES GROUP LIMITED incorporated under the laws of England and Wales whose registered office is at Number One, Southwark Bridge, London SE1 9HL (Financial Times); and

(4) PEARSON INTERNET HOLDINGS BV incorporated under the laws of the Netherlands whose principal place of business is at Media Centre, 4th FI, Rm 405, Sumatralaan 45, 1217 GP Hilversum, Netherlands (Pearson Internet).

WHEREAS:

Financial Times, Pearson Internet and the Seller are parties to a joint venture agreement dated 19 June, 2000 governing the relationship of the Seller and Pearson Internet as shareholders in Financial Times MarketWatch.com (Europe) Limited (the JV Agreement).

Financial Times MarketWatch.com (Europe) Limited (the Company) is a private company limited by shares incorporated in England and Wales. The Company has an authorised share capital of £55,000 divided into 250,000 A Shares of 10 pence (A Shares) each and 30,000 B shares of £1 each. 42,500 A Shares each have been issued and are fully paid and are beneficially owned by the Seller (the Shares). 42,500 A Shares are held by Pearson Internet and 30,000 B Ordinary Shares of £1 each are held by the Buyer.

The Seller has agreed to sell the Shares to the Buyer, and Buyer has agreed to purchase the Shares from the Seller for the consideration and upon the terms of this Agreement.

IT IS AGREED as follows:

1. INTERPRETATION

In this Agreement, unless the context otherwise requires:

(a) Ancillary Agreements means the Transitional Services Agreement, the WAT/CMS License Agreement, and the Assignment of Big Charts Sales MOU (each as defined in clause 3.2);

(b) Buyer's Group means the Buyer, any holding company from time to time of the Buyer and any subsidiary from time to time of the Buyer or any such holding company (with holding company and subsidiary being construed in accordance with Section 736 of the Companies Act 1985);

(c) Buyer Party means each member of the Buyer's Group which is a party to this Agreement;

(d) Completion means completion of the sale and purchase of the Shares upon the terms and the conditions of this Agreement;

(e) Seller's Group means the Seller, any holding company from time to time of the Seller and any subsidiary from time to time of the Seller or any such holding company;

(f) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(g) any reference to a document in the agreed form is to the form of the relevant document agreed between the parties and for the purpose of identification initialled by each of them or on their behalf (in each case with such amendments as may be agreed by or on behalf of the Seller and the Buyer).

2. SALE OF THE SHARES AND PRICE

2.1 The Seller shall sell, and the Buyer shall purchase, the Shares, on the terms that the same covenants shall be deemed to be given by the Seller on Completion in relation to the Shares as are implied under Part I of the Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee. The Shares shall be sold free from all security interests, options, equities, claims or other third party rights (including rights of pre-emption) of any nature whatsoever, together with all rights attaching to them.

2.2 The total price payable by the Buyer to the Seller for the Shares shall be the sum of US$1 (the Purchase Price).

3. COMPLETION

3.1 Completion shall be effected immediately after the signing of this Agreement. The events referred to in the following provisions of this clause 3 shall take place on or prior to Completion, and shall be deemed to be conditions to Completion (unless waived in writing beforehand by the Seller, as regards the conditions set forth in clause 3.3or the Buyer, as regards the conditions set forth in clause 3.2 ):

3.2 The Seller shall deliver (or cause to be delivered) to the Buyer the following:

(a) duly executed transfers into the name of the Buyer (or a member of the Buyer's Group as its nominee) in respect of all of the Shares, together with the appropriate share certificate(s) and a certified copy of any authority under which such transfer is made;

(b) all such other documents (including any necessary waivers or consents) as may be required to enable the Buyer (or a member of the Buyer's Group as its nominee) to be registered as the holder(s) of the Shares;

(c) a letter of resignation, to take effect upon Completion, in the agreed form duly executed by each of Joan Platt, Larry Kramer and Bill Bishop as directors of the Company;

(d) a counterpart original of an agreement relating to the provision of transitional services by the Seller to the Company in the agreed form between the Seller and the Company, duly executed by the Seller (the Transitional Services Agreement);

(e) a counterpart original of a licence agreement relating to the licensing of WAT/CMS in the agreed form between the Seller and the Company duly executed by the Seller (the WAT/CMS License Agreement); and

(f) a counterpart original of an assignment of the Revised Memorandum of Understanding between the Seller and the Company dated October 4th, 2001 (the Big Charts Sales MOU) in the agreed form duly executed by the the Seller (the Assignment of the Big Charts Sales MOU).

3.3 The Buyer and/or each Buyer Party shall deliver (or cause to be delivered) to the Seller the following:

(a) a counterpart original of Transitional Services Agreement duly executed by the Company;

(b) a counterpart original of the WAT/CMS License Agreement duly executed by the Company; and

(c) a counterpart original of the Assignment of the Big Charts Sales MOU duly executed by the Company and Financial Times Information Ltd.

3.4 The parties shall procure that resolutions of the Board of Directors of the Company are passed by which the following business is transacted:

(a) the registration (subject to their being duly stamped) of the transfer in respect of the Shares referred to in clause 3.2 is approved; and

(b) the resignations referred to in clause 3.2(c) are accepted and the Articles of Association of the Company are amended with regard to the number of directors and the appointment and removal of directors.

3.5 The Buyer shall, in satisfaction of its obligations under clause 2.2, pay the Purchase Price in cash at Completion.

4. POST COMPLETION UNDERTAKINGS

4.1 The Buyer and each of the Buyer Parties, if applicable, agrees that, as soon as practicable and in any event within 90 days of Completion, it will cease the use or display of any trade or service marks, trade or service names, domain names or logos containing the words 'MarketWatch' or any confusingly similar mark, name or logo, except to the extent that this period may be extended with the prior written consent of Seller at its sole discretion. The Seller accepts that the Buyer and the Company may use the name 'FT Markets' or, subject to the foregoing sentence, a similar name.

4.2 To the extent that this has not already been done pursuant to Clause 2.6(b) of the JV Agreement the Seller agrees that it shall transfer to the Buyer's Group as soon as practicable following Completion all domain names it has registered which comprise or include the names 'FT' or 'Financial Times' including without limitation 'ftmarketwatch.com', 'ftmarketwatch.net', 'ftmarketwatch.org' and 'ftmarketwatch.co.uk.' Buyer shall pay all costs and fees associated with the foregoing transfer.

5. WARRANTIES

5.1 The Seller represents and warrants to the Buyer as follows:

(a) the Seller has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under this Agreement and the Ancillary Agreements; and

(b) all of the Shares are fully-paid or properly credited as fully-paid and the Seller is the sole legal and beneficial owner of them free from all security interests, options, equities, claims or other third party rights (including rights of pre-emption) of any nature whatsoever.

5.2 The Seller acknowledges that the Buyer has entered into this Agreement and the Ancillary Agreements in reliance upon the warranties contained in clause 5.1.

5.3 Except as regards the Buyer's and each Buyer Party's representations and warranties in clause 5.4, and except for fraud and deliberate malfeasance, the Seller agrees to waive the benefit of all rights (if any) which the Seller may have against the Company, or any present or former officer or employee of the Company, on whom the Seller may have relied in agreeing to any term of this Agreement and the Seller undertakes not to make any claim in respect of such reliance.

5.4 The Buyer and each Buyer Party represents and warrants to the Seller as follows:

(a) it has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party;

(b) the Company has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, authorisations, waivers or exemptions required to empower it to enter into and perform its obligations under the Ancillary Agreements to which it is a party; and

(c) there is no agreement (whether in writing or otherwise) or any present intention or negotiations by or on behalf of the Buyer or any member of Buyer's Group, to issue, transfer or otherwise dispose of any equity interest in the Company, or transfer or otherwise dispose of all or substantially all of the assets of the Company, to a third party.

5.5 The Buyer and each Buyer Party acknowledges that the Seller has entered into this Agreement and the Ancillary Agreements in reliance upon the warranties contained in clause 5.4.

5.6 Except as regards the Seller's representations and warranties contained in clause 5.1 and except for fraud and deliberate malfeasance, the Buyer and each member of the Buyer's Group that is a party to this Agreement agrees to waive the benefit of all rights (if any) which it may have against the Seller or any member of the Seller's Group or any present or former officer or employee of the Seller or any member of the Seller's Group on whom it may have relied in agreeing to any term of this Agreement and undertakes not to make any claim in respect of such reliance.

5.7 Each of the warranties in this clause 5 shall be construed as a separate warranty and shall not be limited or restricted by reference to or inference from the terms of the other warranty or any other term of this Agreement.

6. ENTIRE AGREEMENT

This Agreement, the Transitional Services Agreement, the WAT/CMS License Agreement and the Assignment of Big Charts Sales together constitute the entire agreement and understanding between the parties in connection with the sale and purchase of the Shares and the transactions contemplated hereunder and thereunder. None of the parties has entered into this Agreement or the Ancillary Agreements in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement or the Ancillary Agreements.

7. VARIATION

7.1 No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

7.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

8. ANNOUNCEMENTS

No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Seller or the Buyer without the prior written approval of the other, (such approval not to be unreasonably withheld or delayed) during any period prior to or within three (3) months after Completion. This shall not affect any announcement or circular required by law or the rules of any stock exchange.

9. COSTS

9.1 Subject to 9.2 and as expressly provided in 4.2 and 13.2, each of the parties shall pay its own costs (being liabilities, losses, damages, costs (including legal costs) and expenses (including taxation) in each case of any nature whatsoever) incurred in connection with the negotiation, preparation and implementation of this Agreement.

9.2 The Buyer shall bear all stamp or other documentary or transaction duties and any other transfer taxes arising as a result or in consequence of this Agreement or of its implementation.

10. SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

11. NOTICES

11.1 Any notice or other communication to be given by one party to the other party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 11.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 11.2 and in each case marked for the attention of the relevant party set out in clause 11.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 11). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a) in the case of delivery by hand, when delivered;

(b) in the case of fax, at the time of transmission;

(c) in the case of prepaid recorded delivery, special delivery or registered post, at 10 a.m. on the second business day following the date of posting. provided that in each case where delivery by hand or by fax occurs after 6pm on a business day or on a day which is not a business day, service shall be deemed to occur at 9 a.m. on the next following business day. References to time and business days in this clause 11 are to local time and business days in the country of the addressee.

11.2 The addresses and fax numbers of the parties for the purpose of clause 11.1 are as follows:

Seller

Address: MarketWatch.com, Inc., 825 Battery Street, San Francisco, CA 94111
Fax: 415-392-2133
For the attention of: William Bishop and Terrie Prescott

Buyer

Address: FT.com, 37 - 45 Paul Street, London EC2A 4LS
Fax: (0)20 7825 7771
For the attention of: Mr Zach Leonard

11.3 A party may notify the other party to this Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this clause 11, provided that, such notice shall only be effective on:

(a) the date specified in the notice as the date on which the change is to take place; or

(b) if no date is specified or the date specified is less than five business days after the date on which notice is given, the date following five business days after notice of any change has been given.

12. WAIVERS/BUYER'S AND SELLER'S RIGHTS AND REMEDIES

12.1 No failure or delay by either of the parties in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

12.2 The rights and remedies of the parties under or pursuant to this Agreement are cumulative, may be exercised as often as such party considers appropriate and are in addition to its rights and remedies under general law.

12.3 The rights and remedies of either of the parties under this Agreement shall not be affected, and the parties' respective liabilities under this Agreement shall not be released, discharged or impaired, by (i) Completion, (ii) subject to compliance with the notice requirements in clause 11, the expiry of any limitation period prescribed by law, or (iii) any event or matter whatsoever, other than a specific and duly authorised written waiver or release by the other party.

13. FURTHER ASSURANCE

13.1 The parties agree to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other party may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transactions contemplated by it and for the purpose of vesting in the Buyer the Shares to be transferred to it pursuant to the provisions of this Agreement.

13.2 The Buyer and each Buyer Party agree that each shall procure that there is made available to the Seller at such time(s) and place(s) as party may reasonably direct all information in the possession or under the control of the Buyer or any Buyer Party which Seller or its auditors may from time to time reasonably require, whether before or after Completion, in relation to the business and affairs of the Company. The Seller shall cooperate reasonably with the Company and the Buyer's Group on all tax matters including without limitation future tax filings, but only to the extent there is no adverse affect on Seller's tax position or its tax expenses, and provided that Company or Buyer's Group, as the case may be, reimburse Seller for all reasonable out-of-pocket expenses and costs incurred in connection herewith.

14. NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

15. CONFLICT WITH JV AGREEMENT

To the extent, if any, that this Agreement is in conflict with the provisions of the JV Agreement, the provisions of this Agreement shall prevail. To the extent that the implementation and execution of this Agreement and the sale and purchase of the Shares is inconsistent with any provision of the JV Agreement such provision is hereby amended pro tanto.

16. COUNTERPARTS

This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

17. GOVERNING LAW

This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

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AS WITNESS this Agreement has been signed on behalf of the parties the day and year first before written.

SIGNED by Joan P. Platt
for and on behalf of
MARKETWATCH.COM, INC.
/s/ JOAN P. PLATT

SIGNED by David Colville
for and on behalf of
PEARSON INTERNATIONAL FINANCE LTD
/s/ DAVID COLVILLE

SIGNED by Andrew Gowers
for and on behalf of
FINANCIAL TIMES GROUP LTD
/s/ ANDREW GOWERS

SIGNED by David Colville
for and on behalf of
PEARSON INTERNET HOLDINGS BV
in the presence of:
/s/ DAVID COLVILLE